THE HAVEN FUND

         Your vote is very important! While we encourage you to read the full text of the enclosed Proxy Statement, here is a brief overview of the proposal that will be the subject of a shareholder vote.

QUESTIONS AND ANSWERS

Q WHAT AM I BEING ASKED TO APPROVE?

A You are being asked to approve a proposed new investment advisory agreement between The Haven Capital Management Trust, on behalf of itself and your fund, and Haven Capital Management, Inc.

Q WHAT CHANGES WILL BE MADE TO THE EXISTING INVESTMENT ADVISORY AGREEMENT?

A The proposed new investment advisory agreement will be virtually identical to the existing investment advisory agreement, except that it will have a higher investment advisory fee. The proposed new annual investment advisory fee will be 0.75% of the fund's average daily net assets. The current fee rate is 0.60% of the fund's average daily net assets.

Q HOW WILL OVERALL FUND EXPENSES BE AFFECTED BY THE NEW INVESTMENT ADVISORY AGREEMENT?

A The new investment advisory agreement will increase total fund expenses by a maximum of 0.15%, based on the fund's current assets.

Q WHY ARE SHAREHOLDERS BEING ASKED TO APPROVE THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT FOR THE FUND?

A Shareholders are being asked to approve the proposed new investment advisory agreement because the Investment Company Act of 1940 requires its approval by both shareholders of your fund and your fund's Board. The Board has unanimously approved the proposed new investment advisory agreement and recommends that your fund's shareholders also approve it.

Q WHOM SHOULD I CALL FOR ADDITIONAL INFORMATION ABOUT THIS PROXY STATEMENT?

A Please call PFPC, Inc, your fund's administrator, at 1-800-850-7163.

                                                                January __, 2002

         Dear Shareholder:

         Haven Capital Management, Inc. ("Haven"), your fund's investment adviser, is proposing to amend the investment advisory agreement between The Haven Capital Management Trust, on behalf of itself and your fund, and Haven. The new investment advisory agreement requires the approval of the fund's shareholders.

         Please take time to read the enclosed materials.

         The question and answer section on the front cover of the Proxy Statement summarizes the proposal requiring shareholder approval. The Proxy Statement itself provides greater detail about the proposal and why it is being made. After careful review, the fund's Board has unanimously approved this proposal. THE BOARD RECOMMENDS THAT YOU READ THE ENCLOSED MATERIALS CAREFULLY AND VOTE IN FAVOR OF THE PROPOSAL.

         To vote, simply fill out the proxy card - be sure to sign and date it - and return it to us in the enclosed postage-paid envelope. If you prefer, you can save time by voting by telephone. The enclosed flyer describes how. Your vote is very important to us. If we do not hear from you by ________, 2002, we or our administrator may contact you. Thank you for your response and for your continued investment with Haven.

Sincerely,



Colin C. Ferenbach
President
The Haven Capital Management Trust

                       THE HAVEN CAPITAL MANAGEMENT TRUST

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

         Please take notice that a Special Meeting of Shareholders (a "Meeting") of The Haven Fund (the "Fund"), a series of The Haven Capital Management Trust (the "Trust"), will be held at the offices of PFPC, Inc., 103 Bellevue Parkway, 4th Floor, Wilmington, Delaware on __________, 2002, at 9:00 a.m., Eastern time, for the following purpose:

         PROPOSAL: To approve a new investment advisory agreement for the Fund between Haven Capital Management, Inc. and the Trust, on behalf of itself and the Fund.

         The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

         Holders of record of shares of the Fund at the close of business on ______, 2002 are entitled to vote at the Meeting and at any adjournments or postponements thereof.

         In the event that the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitations of proxies with respect to the Proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the shares of the Fund present in person or by proxy at the Meeting. The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote AGAINST any such adjournment those proxies to be voted against the Proposal.

                                                          By Order of the Board,



                                                                     Stephen Ely
                                                                       Secretary

January __ 2002

         IMPORTANT - WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE (OR TO TAKE ADVANTAGE OF THE TELEPHONIC VOTING PROCEDURES DESCRIBED IN THE ENCLOSED FLYER). YOUR PROMPT RETURN OF THE ENCLOSED PROXY CARD (OR YOUR VOTING BY TELEPHONE) MAY SAVE THE NECESSITY OF FURTHER SOLICITATIONS. IF YOU WISH TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON AT THAT TIME, YOU WILL STILL BE ABLE TO DO SO.

                                 THE HAVEN FUND
                                655 Third Avenue
                            New York, New York 10017

                                 PROXY STATEMENT

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of The Haven Capital Management Trust (the "Trust") for use at the Special Meeting of Shareholders of The Haven Fund (the "Fund"), a series of the Trust, to be held at the offices of PFPC, Inc., the Fund's administrator, at 103 Bellevue Parkway, 4th Floor, Wilmington, Delaware on _______, 2002, at 9:00 a.m., Eastern time, and at any and all adjournments or postponements thereof (the "Meeting"). This Proxy Statement, the Notice of Special Meeting and the proxy card are being mailed to shareholders on or about ________, 2002 or as soon as practicable thereafter.

         We are proposing that shareholders approve a new investment advisory agreement between the Trust, on behalf of itself and the Fund, and Haven. In the description of the Proposal, the word "fund" is sometimes used to mean an investment company or series thereof in general, and not the Fund or the Trust. In addition, for simplicity, actions are described in this Proxy Statement as being taken by the Fund, which is currently the only series of the Trust, although all actions are actually taken by the Trust on behalf of the Fund.

         THE FUND PROVIDES PERIODIC REPORTS TO ITS SHAREHOLDERS WHICH HIGHLIGHT RELEVANT INFORMATION, INCLUDING INVESTMENT RESULTS AND A REVIEW OF PORTFOLIO CHANGES. YOU MAY RECEIVE AN ADDITIONAL COPY OF THE MOST RECENT ANNUAL REPORT FOR THE FUND AND A COPY OF ANY MORE RECENT SEMI-ANNUAL REPORT, WITHOUT CHARGE, BY CALLING 1-800-844-4836 OR WRITING TO THE FUND AT 803 W. MICHIGAN STREET, SUITE A, MILWAUKEE, WISCONSIN 53233.

         THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE FOR THE PROPOSAL.

             PROPOSAL: APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

INTRODUCTION

                  Haven has proposed, and the Board of Trustees has unanimously approved, subject to shareholder approval, a new Investment Advisory Agreement (the "Proposed Agreement") between the Trust, on behalf of itself and the Fund, and Haven. Pursuant to an Investment Advisory Agreement dated May 19, 1994 (the "Existing Agreement"), Haven serves as investment adviser to the Fund. Haven's duties as investment adviser under the Existing and Proposed Agreements are the same. The primary difference between the Existing Agreement and the Proposed Agreement is the amount of the fee paid to Haven for its services.

         Section 15 of the Investment Company Act of 1940 (the "1940 Act") requires that both shareholders of the Fund and the Fund's Board, including a majority of the Trustees who are not "interested persons" of the Fund as defined in the 1940 Act ("Independent Trustees"), approve the Proposed Agreement. A description of the Proposed Agreement is set forth below and is qualified in its entirety by reference to the Form of Investment Advisory Agreement attached to this Proxy Statement as Exhibit A.

DESCRIPTION OF THE EXISTING AGREEMENT

         Haven has served as the Fund's investment adviser since the Fund began operations on May 19, 1994. Under the Existing Agreement, last approved by the Fund's initial shareholder on May 19, 1994 and by the Board on May 8, 2001, Haven is responsible for providing to the Fund continuing and suitable investment programs consistent with the investment objectives, policies and restrictions of the Fund. The Existing Agreement provides that the Fund is generally responsible for the charges and expenses of its operations.

         The Existing Agreement provides that Haven shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund in connection with the matters to which the agreement relates if such actions were performed in good faith and were reasonably believed to be in or not opposed to the best interests of the Trust or Fund, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Haven in the performance of its duties or from reckless disregard by Haven of its obligations and duties under the agreement.

         The Existing Agreement continues in effect from year to year so long as its continuation is specifically approved at least annually by the Trustees, including a majority of the Trustees who are Independent Trustees, or a majority of the outstanding voting securities of the Fund. The Existing Agreement may also be terminated at any time upon 60 days' written notice by the Trustees or by Haven, or by a majority vote of the outstanding shares of the Fund, and will terminate automatically upon its assignment.

         The Trust pays to Haven, on behalf of the Fund, an investment advisory fee, accrued daily and payable monthly in arrears, at the annual rate of 0.60% of the Fund's average daily net assets. For the fiscal year ended October 31, 2001, the Trust, on behalf of the Fund, paid investment advisory fees of $484,546 to Haven.

DESCRIPTION OF THE PROPOSED AGREEMENT

         The Existing Agreement and the Proposed Agreement are the same in virtually all respects except with respect to the investment advisory fee. The provisions in the Proposed Agreement regarding the responsibilities and duties of Haven, the circumstances under which Haven may be liable to the Trust or the Fund and the manner in which the agreement may be terminated are the same as the ones in the Existing Agreement. The primary difference between the Existing Agreement and the Proposed Agreement is the level of advisory fee that will be paid to Haven. The only other differences between the Existing Agreement and the Proposed Agreement are the dates of effectiveness and termination and certain immaterial conforming changes. If approved by Fund shareholders, the Proposed Agreement will commence on ______, 2002, and will continue in effect until _______, 2004, unless and until terminated by either party as provided in the Proposed Agreement.

         For its services provided pursuant to the Proposed Agreement, the Trust will pay to Haven, on behalf of the Fund, an investment advisory fee, accrued daily and payable monthly in arrears, at the annual rate of 0.75% of the Fund's average daily net assets. The proposed investment advisory fee is higher than the one currently in effect under the Existing Agreement. The increased fee will allow Haven to continue to provide quality investment advisory services to the Fund, and is more comparable to the fees charged by other equity funds similar in size to the Fund that are not part of a large fund family. If the proposed fee had been in effect during the last fiscal year ended October 31, 2001, Haven would have received $605,682 in investment advisory fees from the Trust, on behalf of the Fund, an increase of 25% in the Fund's advisory fees.

         The operating expense table set forth below is intended to help you compare the Fund's fees for the fiscal year 2001 with those that would have been paid had the Proposed Agreement been in effect during the same period. Fees and expenses are paid from Fund assets and are reflected in the Fund's share price; they are not charged directly to shareholder accounts. The Fund has adopted a distribution plan under Rule 12b-1 that allows it to pay fees for the sale of Fund shares, and so distribution fees are reflected in the expense table. Please note that, as a result of changing market conditions, total assets and other factors, expenses at any time during the current fiscal year may be significantly different than those shown below.

         ANNUAL FUND OPERATING EXPENSES
                                                   As of 10/31/01
                                                      Current         Proposed
                                                   --------------    ---------

         Investment advisory fees                      0.60%            0.75%
         Distribution (12b-1) fees and expenses         .19%             .19%
         Other expenses                                 .43%             .43%
                                                      --------         ------
         Total                                         1.22%            1.37%

         The following example is intended to help you compare the current cost of investing in the Fund over specified time periods with the cost if the Proposed Agreement was in effect during the same time periods. The example assumes a $10,000 initial investment, 5% total return each year and no change in expenses. The figures shown would be the same whether you sold your shares at the end of the period or kept them. Because actual returns and expenses will be different, the example should be used for comparison purposes only.

                  1 year           3 years          5 years          10 years
                  ------           -------          -------          --------

Current          $   124           $   387          $   670           $ 1,477
Proposed         $   139           $   435          $   750           $ 1,646

BOARD CONSIDERATIONS

         On December 5, 2001, the Board, including the Independent Trustees, unanimously voted to approve the Proposed Agreement and to recommend its approval to the shareholders of the Fund.

         In determining whether to approve the Proposed Agreement and to recommend its approval to shareholders, the Board considered various factors and reviewed various materials furnished by Haven. In particular, the Board considered:

o  the performance of the Fund relative to securities and mutual fund indices;

o  the nature and quality of services provided by Haven;

o the impact of the proposed advisory fee increase on the Fund's total expense ratio, as well as the Fund's current expense ratio and hypothetical expense ratio taking into account the proposed fee increase compared to a group of other mutual funds of a similar size that are not part of a large fund family;

o the Fund's current investment advisory fee and proposed investment advisory fee compared to the advisory fees of a group of other mutual funds of a similar size that are not part of a large fund family and to separate accounts managed by Haven; and

o  the Fund's current and projected profitability to Haven.

DESCRIPTION OF HAVEN

         Haven, located at 655 Third Avenue, New York, New York 10017, was founded in 1982 and is an independent investment organization that provides investment services to a variety of institutional and individual managers. From 1984 to 1994, Haven managed the investments of HCM Partners, L.P., the predecessor of the Fund. As of December 31, 2000, Haven had approximately $717 million in assets under management. Haven is controlled by Stephen Ely, Colin C. Ferenbach and Denis M. Turko, each of whom is a Managing Director of Haven. Mr. Ely is Treasurer, Secretary and a Trustee of the Trust, Mr. Ferenbach is President and a Trustee of the Trust, and Mr. Turko is Vice President and a Trustee of the Trust. Each of Mr. Ely, Mr. Ferenbach and Mr. Turko is an "interested person" of the Fund, as defined in the 1940 Act, and the business address for each of them is 655 Third Avenue, New York, New York 10017. The individuals who are primarily responsible for the day-to-day management of the Fund are Mr. Ferenbach and Mr. Turko.

         THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THE PROPOSAL.



                             ADDITIONAL INFORMATION

PROXY SOLICITATION

         Haven will bear the cost of preparing, printing and mailing the enclosed proxy card(s) and Proxy Statement and all other costs incurred in connection with solicitation of proxies, including any additional solicitation made by letter, telephone or telegraph. In addition to solicitation by mail, certain officers and representatives of the Fund, officers and employees of Haven, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally. PFPC, Inc. ("PFPC") has been engaged to assist in the solicitation of proxies, at an estimated cost of $3,000.00.

         Any shareholder giving a proxy has the power to revoke it by mail addressed to PFPC, Inc., 103 Bellevue Parkway, Wilmington, Delaware 19809,
Attention: ______, or in person at the Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of the Proposal referred to in the Proxy Statement. The presence at the Meeting, in person or by proxy, of the holders of one-third of the shares entitled to be cast of the Fund shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies with respect to the Proposal that did not receive the vote necessary for its passage or to obtain a quorum. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of any such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote against any such adjournment those proxies to be voted against the Proposal.

         For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly.

         Approval of the Proposal requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities," as defined in the 1940 Act, and as used in connection with the Proposal, means: the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (2) more than 50% of the outstanding voting securities of the Fund. Abstentions and broker non-votes will have the effect of a "no" vote on the Proposal.

         Holders of record of the shares of the Fund at the close of business on _______, 2002, as to any matter on which they are entitled to vote, will be entitled to one vote per share on all business of the Meeting. As of November 30, 2001, there were 5,596,736.632 shares of the Fund outstanding.

         As the Meeting date approaches, certain shareholders of the Fund may receive a telephone call from a representative of PFPC if their votes have not yet been received. Authorization to permit PFPC to execute proxies may be obtained by telephone from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. The Trustees believe that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

         In all cases where a telephonic proxy is solicited, the PFPC representative is required to ask for each shareholder's full name and address, or the last four digits of the shareholder's social security or employer identification number, or both, and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the PFPC representative is required to ask for the person's title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to PFPC, then the PFPC representative has the responsibility to explain the process, read the Proposal on the proxy card(s), and ask for the shareholder's instructions on the Proposal. Although the PFPC representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in the Proxy Statement. PFPC will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call PFPC immediately if his or her instructions are not correctly reflected in the confirmation.

         SHAREHOLDERS MAY ALSO PROVIDE THEIR VOTING INSTRUCTIONS THROUGH TELEPHONE TOUCH-TONE VOTING. THIS OPTION REQUIRES SHAREHOLDERS TO INPUT A CONTROL NUMBER WHICH IS LOCATED ON EACH VOTING INSTRUCTION CARD. AFTER INPUTTING THIS NUMBER, SHAREHOLDERS WILL BE PROMPTED TO PROVIDE THEIR VOTING INSTRUCTIONS ON THE PROPOSAL. SHAREHOLDERS WILL HAVE AN OPPORTUNITY TO REVIEW THEIR VOTING INSTRUCTIONS AND MAKE ANY NECESSARY CHANGES BEFORE SUBMITTING THEIR VOTING INSTRUCTIONS AND TERMINATING THEIR TELEPHONE CALL.

         If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone, the shareholder may still submit the proxy card(s) originally sent with the Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy card(s), they may contact PFPC toll-free at 1-800-850-7163. Any proxy given by a shareholder is revocable until voted at the Meeting.


SHARE OWNERSHIP

         The following table sets forth the beneficial owners of more than 5% of each Class of the Fund's shares as of November 30, 2001. To the best of the Fund's knowledge, as of November 30, 2001, no person owned beneficially more than 5% of the outstanding shares of the Fund, except as set forth below.

Name and Address of Owner         Number of Shares          Percentage
-------------------------         ----------------          ----------

Anton Ranch Family Partnership
4332 Belclaire
Dallas, TX  75205                   817,103.293                14.59%

Donald R. Gant
Young's Road
New Vernon, NJ 07976                983,419.087                17.56

Peter G. Sachs
443 Webbs Hill Road
Stamford, CT 06903                  572,777.869                10.23

          The following table sets forth information regarding the beneficial ownership of the Fund's outstanding shares as November 30, 2001 by the Trustees and executive officers of the Fund. The information on beneficial ownership is based on statements furnished to the Fund by each Trustee. Unless otherwise noted, beneficial ownership is based on sole voting and investment power. As a group, the Trustees and officer's own approximately 4.06% of the fund's outstanding shares.

Name                        Shares beneficially owned          Percent
----                        -------------------------          -------

Colin C. Ferenbach1                 38,217.503                   0.68%
Euan Baird                                   0                      0
Stephen Ely1                        59,930.648                   1.07
William F. Indoe                   108,602.661                   1.94
Robert E. Kaufmann                   1,772.155                   0.03
John F. McNiff                       1,738.212                   0.03
Denis M. Turko1                     37,134.672                   0.66


PRINCIPAL UNDERWRITER

         Sunstone Distribution Services, LLC, 803 W. Michigan Street, Suite A, Milwaukee, Wisconsin, is the principal underwriter for the Fund.

-------------------------
(1) Includes 10,0001.691 shares owned by Haven.

ADMINISTRATOR

         PFPC, 103 Bellevue Parkway, Wilmington, Delaware 19809, an indirect, wholly owned subsidiary of PNC Bank Corp. (a multi-bank holding company with its principal offices in Pittsburgh, Pennsylvania), serves as the administrator of the Fund. As administrator, PFPC provides administrative and accounting services to the Fund, including determination of the Fund's net asset value and assistance in the Fund's administrative operations. The Fund pays PFPC a fee as compensation for its administrative and accounting services, payable monthly in arrears, at the annual rate of 0.10% of the Fund's first $200 million of average net assets, 0.075% of the next $200 million of average net assets, 0.05% of the next $200 million of average net assets, and 0.03% of the average net assets in excess of $600 million, with a minimum monthly fee of $8,333 (exclusive of out-of-pocket expenses).

TRANSFER AGENT AND SHAREHOLDER SERVICE AGENT

         PFPC also serves as the Fund's transfer and dividend disbursing agent pursuant to a Transfer Agency Services Agreement, under which PFPC (a) issues and redeems Shares, (b) addresses and mails all communications by the Fund to record owners of Shares, including reports to shareholders, dividend and distribution notices and proxy material for its meetings of shareholders, (c) maintains shareholder accounts, and (d) makes periodic reports to the Fund concerning the Fund's operations. PFPC may, on 30 days' notice to the Fund, assign its duties thereunder to any other affiliate of PNC Bank or PNC Bank Corp.

SHAREHOLDER PROPOSALS FOR SUBSEQUENT MEETINGS

         Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Meeting, if any, should send their written proposals to the Secretary of the Fund, c/o Haven Capital Management, Inc., 655 Third Avenue, New York, New York 10017, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion.


OTHER MATTERS TO COME BEFORE THE MEETING

         No Trustee is aware of any matters that will be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Fund.

         PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) OR TAKE ADVANTAGE OF AVAILABLE TELEPHONIC VOTING PROCEDURES PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board,

/s/      Stephen Ely
         Secretary

                                                                       EXHIBIT A

                      FORM OF INVESTMENT ADVISORY AGREEMENT

                       THE HAVEN CAPITAL MANAGEMENT TRUST
                                       and
                                 THE HAVEN FUND



                                                        As of January ___ , 2002



Haven Capital Management, Inc.
655 Third Avenue
New York, New York  10017

                          Investment Advisory Agreement
                          -----------------------------

Dear Sirs:

         The Haven Capital Management Trust (the "Trust") has been organized as a business trust under the laws of the State of Delaware to engage in the business of an investment company. The Trust's shares of beneficial interest may be classified into series, each series representing the entire undivided interest in a separate portfolio of assets. As of the date hereof, the Trust has one series of shares, representing interests in The Haven Fund (the "Fund").

         The Trustees of the Trust (the "Trustees") have selected you to provide investment advice to the Fund, as more fully set forth below, and you are willing to provide such advice under the terms and conditions hereinafter set forth. Accordingly, the Trust agrees with you as follows:

1. Delivery of Documents. The Trust has furnished you with copies, properly certified or otherwise authenticated, of each of the following:

(a) Agreement and Declaration of Trust of the Trust, dated as of March 17, 1994 (the "Declaration").

(b)      By-Laws of the Trust as in effect on the date hereof.

(c) Resolution of the Trustees selecting you as investment adviser for the Fund and approving the form of this Agreement.

(d) Commitments, limitations and undertakings made by the Trust to state "blue sky" authorities for the purpose of qualifying shares of the Trust representing beneficial interests in the Fund (the "Shares") for sale in such states.

(e) Post-Effective Amendment No. 12 to the Trust's Registration Statement on Form N-1A, dated February 26, 2001, registering the Shares under the Securities Act of 1933, as amended, together with all exhibits and amendments thereto (the "N-1A Registration Statement").

(f) Amended and Restated Application for an Order Pursuant to Section 17(b) of the Investment Company Act of 1940 Authorizing Certain Transactions Which Are Otherwise Prohibited Under Section 17(a) of the Act, dated May __, 1994.

(g) Notice of an Application for an Order Pursuant to Section 17(b) of the Investment Company Act of 1940 Authorizing Certain Transactions Which Are Otherwise Prohibited Under Section 17(a) of the Act, dated
         April 29, 1994.

(h) Letter Ruling, dated February 23, 1994, issued by the Internal Revenue Service to HCM Partners, L.P.

The Trust will furnish you from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any.

2. Investment Advisory Services. You will use your best efforts to provide to the Fund continuing and suitable investment programs consistent with the investment objective, policies and restrictions of the Fund. In the performance of your duties hereunder, subject always (x) to the provisions contained in the documents delivered to you pursuant to Section 1 as each of the same may from time to time be amended or supplemented and (y) to the limitations set forth in the N-1A Registration Statement as in effect from time to time, as amended, you will, at your expense:

(a) determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities and assets in which the Fund invests or in cash;

(b) make decisions for the Fund with respect to foreign currency matters and foreign exchange contracts, having regard to foreign exchange controls, if any;

(c) make determinations as to the manner in which voting rights, subscription rights, rights to consent to corporate action and any other rights pertaining to the Fund's assets shall be exercised;

(d) advise the Trust in connection with policy decisions to be made by the Trustees or any committee thereof with respect to the Fund's investments and, as requested, furnish the Fund with research, economic and statistical data in connection with its investments and investment policies;

(e) submit such reports relating to the valuation of the Fund's securities as the Trustees or the administrator of the Fund may reasonably request;

(f) place orders for the purchase, sale or exchange of portfolio assets for the Fund's accounts with brokers or dealers selected by you; provided, however, that in connection with the placing of such orders and the selection of such brokers or dealers you shall seek to obtain execution and pricing within the policy guidelines established by the Trustees and set forth in the N-1A Registration Statement as in effect from time to time;

(g) provide information in your possession to the administrator of the Fund as such administrator may request to maintain and preserve the records required by the Investment Company Act of 1940, as amended (the "Investment Company Act");

(h) obtain and evaluate such information relating to economies, industries, businesses, securities markets and securities as you may deem necessary or useful in the discharge of your duties hereunder;

(i) from time to time, or at any time requested by the Trustees, make reports to the Trustees concerning your performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business and affairs of the Fund; and

(j) cooperate generally with the Trust and the Fund to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including post-effective amendments to the Form N-1A Registration Statement, filings on Form N-SAR, periodic statements, reports to shareholders, shareholder communications and proxy material furnished to holders of the Shares, filings with state "blue sky" authorities and with the United States agencies responsible for tax matters, and other reports and filings of like nature.

3. Expenses of the Fund. You will pay for maintaining the staff and personnel necessary to perform your obligations under this Agreement and shall, at your own expense, maintain the office space, facilities, equipment and personnel that are reasonably necessary to carry out your obligations hereunder. In addition, you shall pay the reasonable salaries, fees and expenses of such of the Trust's officers and employees (including payroll taxes) and any fees and expenses of such of the Trustees as are directors, officers or employees of you.

4. Expenses of the Trust or the Fund Not Paid by You. You will not be required to pay any expenses which this Agreement does not expressly make payable by you. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 3, the Trust and the Fund assume and shall pay or cause to be paid fees to you and the administrator of the Trust and the Fund and all other expenses of the Trust and the Fund including, without limitation: (i) charges and expenses of any custodian, subcustodian or depositary appointed by the Trust or the Fund for the safekeeping of cash, securities or property and fees and expenses of any transfer agent, dividend paying agent and registrar for the Fund; (ii) charges and expenses of accounting and auditing; (iii) expenses and fees associated with registering and qualifying securities issued by the Trust and the Fund for sale with the Securities and Exchange Commission and in various states, expenses of preparing Share certificates, if any, and other expenses in connection with the issuance, offering or distribution of securities issued by the Trust and the Fund, including freight insurance and other charges in connection with the shipment of the Fund's portfolio securities; (iv) expenses and fees associated with obtaining an order pursuant to Section 17(b) of the Investment Company Act authorizing certain transactions; (v) expenses of stationery, preparing, printing and distributing reports, notices and dividends and other documents to the Fund's shareholders, including, without limitation, to the extent not borne by the Fund's administrator, distributor or transfer agent; (vi) interest on any indebtedness of the Fund; (vii) governmental fees and taxes of the Trust and the Fund, including any stock transfer tax payable on a portfolio security of the Fund; (viii) brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; (ix) costs of trustees' and officers' insurance and fidelity bonds; (x) compensation and expenses of the Trustees who are not interested persons of you, including out-of-pocket travel expenses; (xi) costs and expenses incidental to holding meetings of the Trustees, or any committees thereof, or meetings of shareholders; (xii) fees for legal, auditing and consulting services and litigation expenses, including settlement or arbitration costs; (xiii) dues and expenses incurred in connection with membership in investment company organizations and expenses relating to investor and public relations; and
(xiv) costs, expenses and fees incurred in connection with obtaining, maintaining, refinancing or repaying indebtedness.

5. Compensation of the Adviser. For all services to be rendered, facilities furnished and expenses paid or assumed by you as herein provided, the Trust will pay you, on behalf of the Fund, an investment advisory fee, which shall accrue daily and be payable monthly in arrears, calculated at an annual rate of 0.75% of the Fund's average daily net assets.

         If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month that this Agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the relevant month as a percentage of the total number of days in such month in order to permit the fee to be calculated in a manner consistent with the calculation of the fee as set forth above. During any period when the determination of net asset value is suspended by the Trustees, the average net asset value of a Share for the last day prior to such suspension shall for this purpose be deemed to be the average net asset value at the close of each succeeding day until it is again determined.

         In the event the operating expenses of the Fund, including amounts payable to you pursuant to this Section 5, for any fiscal year of the Fund ending on a date on which this Agreement is in effect, exceed the expense limitations applicable to the Fund imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, you shall reduce your management fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs, including settlement or arbitration costs, and any indemnification related thereto) paid or payable by the Fund. Whenever the expenses of the Fund exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the management fee due to you. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in your fee shall be applicable.

         The net asset value of the Fund shall be determined pursuant to the applicable provisions of the Trust's Declaration of Trust and applicable law, and as described in the

N-1A Registration Statement, as such registration statement may be amended from time to time.

6. Other Activities of Adviser and Its Affiliates. Nothing herein contained shall prevent you or any affiliate or associate of yours from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or portfolios similar to that of the Fund; and it is specifically understood that officers, directors, and employees of yours and of your subsidiaries, if any, may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and to other investment advisory clients of yours.

7. Avoidance of Inconsistent Position. In connection with purchases or sales of portfolio securities for the account of the Fund, neither you nor any of your directors, officers or employees will act as principal or agent or receive any commission. If any occasion should arise in which you advise persons concerning the Shares, you will act solely on your own behalf and not in any way on behalf of the Trust or the Fund.

8. No Partnership or Joint Venture. The Trust, the Fund and you are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

9. Name of Trust and Fund. The Trust and the Fund may use the name "Haven" or any name derived from or similar to the name "Haven Capital Management, Inc." only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect. At such time as such Agreement shall no longer be in effect, the Trust and the Fund will (to the extent they lawfully can) cease to use such a name or any other name indicating that the Fund is advised or they are otherwise connected with you. The Trust acknowledges that it has adopted the name "The Haven Capital Management Trust," and the Fund has adopted the name "The Haven Fund," through permission of Haven Capital Management, Inc., a Delaware corporation, and agrees that Haven Capital Management, Inc. reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name "Haven" or any similar name to any other corporation or entity, including but not limited to any investment company of which Haven Capital Management, Inc., or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser.

10. Limitation of Liability of Adviser. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates if such actions by you were performed in good faith and were reasonably believed by you to be in or not opposed to the best interests of the Trust or Fund, as the case may be, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also employed by you, who may be or become an employee of and paid by the Trust or the Fund shall be deemed, when acting within the scope of his employment by the Trust or the Fund, to be acting in such employment solely for the Trust or the Fund and not as your employee or agent.

         You shall not be liable for any losses caused by disturbances of your operations by virtue of force majeure, war, riot, or damage caused by nature or due to other events for which you are not responsible (e.g., strike, lock-out or losses caused by the imposition of foreign exchange controls, expropriation of assets or other acts of domestic or foreign authorities).

         The presence of exculpatory language in this Agreement shall not be deemed by the Trust, the Fund, you or any other party appointed pursuant to this Agreement, including without limitation any custodian, as in any way limiting causes of action and remedies which may, notwithstanding such language, be available to the Trust or Fund either under common law or statutory law principles applicable to fiduciary relationships or under the federal securities laws.

11. Duration and Termination of this Agreement. This Agreement shall remain in force until the second anniversary of the date upon which this Agreement was executed by the parties hereto, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (a) a majority of the Trustees who are not interested persons of you or (other than as Trustees) of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the Trustees or (ii) a majority of the outstanding voting securities of the Fund. This Agreement may, on 60 days' written notice, be terminated at any time by the Trustees without the payment of any penalty by the Trust or the Fund, by vote of a majority of the outstanding voting securities of the Fund, or by you. Termination of this Agreement with respect to the Fund shall not be deemed to terminate or otherwise invalidate any provision of any contract between you and any other series of the Trust. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 11, the definitions contained in
Section 2(a) of the Investment Company Act (particularly the definitions of "assignment", "interested person" and "voting security") shall be applied.

12. Amendment of This Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved by (a) the Trustees, including a majority of the Trustees who are not interested persons of you or (other than as Trustees) of the Trust cast in person at a meeting called for the purpose of voting on such approval, and (b) a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act, provided that no approval shall be required pursuant to this clause (b) in respect of any contract between you and the holders of outstanding voting securities of any other series of the Trust other than the Fund.

13. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be in writing or by fax, with hard copy to follow, and shall be effective upon receipt. Notices and communications shall be given: (a) to the Trust and the Fund c/o Haven Capital Management, Inc., 655 Third Avenue, New York, New York 10017, Attention: Colin C. Ferenbach and (b) to you at the same address.

14. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control. 15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The names The Haven Capital Management Trust and The Haven Fund are the designations of the Trustees under the Declaration, dated as of March 17, 1994, as amended from time to time. The Declaration has been filed with the Secretary of State of the State of Delaware. The obligations of the Trust or the Fund are not binding upon any of the Trustees, shareholders, officers, employees or agents of the Trust individually, but only upon the assets and property of the Fund.

                          Yours very truly,
                          THE HAVEN CAPITAL MANAGEMENT TRUST,
                               for itself and its initial series,
                               The Haven Fund


                          By
                            ----------------------------------------------------
                          President

The foregoing Agreement is hereby agreed to as of the date hereof.

HAVEN CAPITAL MANAGEMENT, INC.


By
   ----------------------------------
   Title:

YOU CAN ALSO VOTE BY                                 Vote this proxy card TODAY!
TOUCH-TONE TELEPHONE
CALL TOLL-FREE: 1-800-597-7836
(SEE ENCLOSED FLYER FOR FURTHER INSTRUCTIONS)



                                                                  THE HAVEN FUND

         THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE HAVEN CAPITAL MANAGEMENT TRUST FOR USE AT A SPECIAL MEETING OF SHAREHOLDERS (THE "MEETING") OF THE HAVEN FUND (THE "FUND") TO BE HELD ON [DAY], [DATE], 2002, AT 9:00 A.M., EASTERN TIME, AT THE OFFICES OF PFPC, INC., 103 BELLEVUE PARKWAY, 4TH FLOOR, WILMINGTON, DELAWARE.

         THE UNDERSIGNED HEREBY APPOINTS COLIN FERENBACH, DENIS M.TURKO, STEPHEN ELY AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION, AS PROXIES OF THE UNDERSIGNED TO VOTE AT THE ABOVE-STATED MEETING AND AT ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF, ALL SHARES OF BENEFICIAL INTEREST EVIDENCING INTERESTS IN THE FUND, HELD OF RECORD BY THE UNDERSIGNED ON [DATE], 2002, THE RECORD DATE FOR THE MEETING, UPON THE FOLLOWING MATTERS AND UPON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING, IN THEIR DISCRETION:



                                  Date                    , 2002
                                      --------------------

                                  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON
                                  WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH
                                  SHOULD SIGN, WHEN SIGNING AS ATTORNEY OR
                                  EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH, IF A CORPORAITON, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                  ----------------------------------------------


                                  ----------------------------------------------
                                  SIGNATURE(S)(JOINT OWNERS)

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE "FOR" THE PROPOSAL.

(1)      Proposal to approve a new
         Investment Advisory Agreement         FOR          AGAINST      ABSTAIN
         between Haven Capital Management,     [ ]            [ ]          [ ]
         Inc. and The Haven Capital
         Management Trust, on behalf of
         itself and on behalf of The
         Haven Fund.

(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

         PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.